Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement to Form S-1 of Creative Medical Technology Holdings, Inc. of our report dated February 13, 2017, relating to our audits of the December 31, 2016 and 2015 consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Haynie & Company
Salt Lake City, Utah
February 22, 2017